Amendment to

Master Global Custody Agreement Between

the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated August 12, 2009, as amended (the “Agreement”), is by and among JNL Series Trust and JNL Investors Series Trust (each individually a “Trust” and collectively, the “Trusts”), JNL Variable Fund LLC and JNL Strategic Income Fund LLC (each individually a “Fund” and collectively, the “Funds”) and JPMorgan Chase Bank, N.A. (the “Custodian”).

Whereas, the following new fund, and fund conversion and name changes have been approved by the Board of Trustees of JNL Series Trust, effective April 24, 2017 (collectively, “JNLST Fund Changes”):

New Fund:

1)	JNL/Mellon Capital MSCI KLD 400 Social Index Fund;

Fund Conversion and Name Changes:

2)	the JNL/Franklin Templeton Global Growth Fund will be re-named the JNL/Franklin Templeton Global Fund;

3)	the JNL/Capital Guardian Global Balanced Fund will convert to a master feeder structure, with a corresponding fund name change to the JNL/American Funds Balanced Fund; and

4)	the JNL/WMC Money Market Fund will be re-named the JNL/WMC Government Money Market Fund.

Whereas, the Board of Trustees of JNL Investors Series Trust has approved a fund name change for the JNL Money Market Fund, which will be re-named the JNL Government Money Market Fund, effective April 24, 2017 (“JNLIST Fund Change”).

Whereas, pursuant to the approval of the JNLST Fund Changes and the JNLIST Fund Change, as outlined above, the parties have agreed to amend Schedule A of the Agreement, effective April 24, 2017, to:

1)	add JNL/Mellon Capital MSCI KLD 400 Social Index Fund to the JNL Series Trust Funds section;

2)	change the names of the following funds in the JNL Series Trust Funds section:

-	JNL/Franklin Templeton Global Growth Fund to JNL/Franklin Templeton Global Fund;
-	JNL/Capital Guardian Global Balanced Fund to JNL/American Funds Balanced Fund;
-	JNL/WMC Money Market Fund to JNL/WMC Government Money Market Fund; and

3)	change the name of the following fund in the JNL Investors Series Trust Funds section:

-	JNL Money Market Fund to JNL Government Money Market Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	To delete Schedule A of the Agreement, and substitute it with Schedule A dated April 24, 2017, attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The Trusts, Funds, and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts, Funds, or Custodian to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed, effective as of April 24, 2017. This Amendment may be executed in two or more counterparts, which together shall constitute one document.
JNL Series Trust JNL Investors Series Trust JNL Variable Fund LLC JNL Strategic Income Fund LLC		JPMorgan Chase Bank, National Association

By:	/s/ Kristen K. Leeman	By:	/s/ Brian Eckert
Name:	Kristen K. Leeman	Name:	Brian Eckert
Title:	Assistant Secretary	Title:	Executive Director
1/25/2017

Schedule A

List of Funds as of April 24, 2017

JNL Investors Series Trust Fund
JNL Government Money Market Fund

JNL Series Trust Funds
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL/American Funds Balanced Fund
JNL/American Funds Balanced Allocation Fund
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth Allocation Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Alt 65 Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Natural Resources Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Brookfield Global Infrastructure and MLP Fund
JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by Ivy Investment Management Company)
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Invesco China-India Fund
JNL/Mellon Capital 10 x 10 Fund
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Index 5 Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital MSCI KLD 400 Social Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital Small Cap Index Fund
A-1

JNL Series Trust Funds
JNL/Mellon Capital Utilities Sector Fund
JNL/MMRS Conservative Fund
JNL/MMRS Growth Fund
JNL/MMRS Moderate Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/Scout Unconstrained Bond Fund
JNL/WMC Balanced Fund
JNL/WMC Government Money Market Fund
JNL/WMC Value Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P Mid 3 Fund
JNL/S&P International 5 Fund
JNL/S&P 4 Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Moderate Growth Fund
JNL Disciplined Growth Fund
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund

JNL Variable Fund LLC Funds
JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

JNL Strategic Income Fund LLC Fund
[Reserved]
A-2